UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 18, 2006

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

All actions described in this report were approved at a meeting of the Compensation Committee of the Board of Directors of Markel Corporation held on July 18, 2006.

2006 Supplemental Bonus Award and

Supplemental Award of Restricted Stock Units

Markel Corporation maintains an Executive Bonus Plan that has been approved by shareholders. The plan is designed so that payments will not be subject to the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code.

The plan is administered by the Compensation Committee (or a sub-committee thereof) of the Board. The Committee has the power and complete discretion to select eligible employees to receive awards and to determine the type of award and its terms and conditions. All present and future executive officers of the Company whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the plan. Messrs. Alan I. Kirshner, Anthony F. Markel, Steven A. Markel, Paul W. Springman, Thomas S. Gayner and Richard R. Whitt, III are the only executive officers currently eligible for awards under the plan.

Awards are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m). Performance goals relate to growth in book value. The Committee sets the amounts payable under each performance award. The employee receives the appropriate payment at the end of the performance period if the performance goals and other terms and conditions of the award are met. Awards are payable in cash. The aggregate maximum cash amount payable under the plan to any employee in any year cannot exceed the lesser of 250% of base salary or $2,500,000. Any performance award must be made before the 90th day of the period for which the performance award relates and before the completion of 25% of such period.

Mr. Kirshner, Anthony F. Markel and Steven A. Markel are eligible to receive awards under the plan for 2006, expressed as a percentage of base salary, based on a five-year average of the compound growth in book value per share of common stock as reflected in the schedule below. Messrs. Springman, Gayner and Whitt are eligible to receive awards under the plan for 2006 based on the four-year average of the compound growth in book value per share beginning January 1, 2003. Book value calculations may be increased or decreased by the Committee to reflect transactions not in the ordinary course which may affect book value, including but not limited to, share issuances or conversions, share repurchases, dividends, distributions or other transactions affecting book value.

Bonus targets for 2006 under the plan were set by the Committee in March 2006 on a basis similar to that for 2005. After further review and analysis at subsequent meetings, the Committee determined that an adjustment to the bonus scales used, retroactive to January 1, 2006, was appropriate in order to maintain competitiveness and internal pay equity. For 2006, this adjustment will be implemented by way of a supplemental bonus award, which will be separate and distinct from the award under the plan. The terms and conditions of the supplemental bonus awards will otherwise be the same as those under the plan in all material respects, except that no limit has been fixed on the amount payable under the supplemental award. Amounts payable under the supplemental bonus awards will count against the $1,000,000 limit on deductibility under Section 162(m); however, the Company does not anticipate that any material amount of cash compensation for 2006 will not be deductible.

The schedule below shows potential bonus awards under the plan and under the supplemental bonus award, as well as the aggregate amounts that could be paid under both, expressed as a percentage of base salary.

Average Compound Growth In Book Value Per Share	Bonus as % of Base Salary under the Plan	Bonus as % of Base Salary under the Supplemental Award	Aggregate Bonus as % of Base Salary
Under 11%	0%	0%	0%
11%	25%	25%	50%
12%	30%	30%	60%
13%	40%	30%	70%
14%	50%	30%	80%
15%	60%	30%	90%
16%	75%	25%	100%
17%	90%	35%	125%
18%	100%	50%	150%
19%	110%	65%	175%
20%	125%	75%	200%
21%	145%	*	**
22%	170%	*	**
23%	200%	*	**
24%	250%	*	**

*	Additional amounts may be paid at these performance levels in the discretion of the Committee.

**	Aggregate amounts payable at these levels would be the amount payable under the plan plus any discretionary amount payable under the supplemental award.

The Committee also approved Restricted Stock Unit awards for Mr. Springman, Mr. Gayner and Mr. Whitt in March 2006 under the Company’s Omnibus Incentive Plan. Each Unit represents the right to receive one share of Common Stock. Under the awards, Restricted Stock Units, expressed in dollars as a percentage of base salary, will be awarded based on growth in book value per share of Common Stock averaged for the period from January 1, 2003 to December 31, 2006. Book value calculations are subject to adjustment to reflect capital or other transactions which impact reported book value per share.

Based on the further review and analysis discussed above, the Committee determined that an adjustment to the scales used for the awards to Messrs. Springman, Gayner and Whitt was appropriate in order to maintain competitiveness and internal pay equity. For 2006, this adjustment will be implemented by way of a supplemental restricted stock unit award, which will be separate and distinct from the March 2006 award. A copy of the form of supplemental restricted stock unit award is filed as an exhibit to this report.

The schedule below shows potential Restricted Stock Unit grants under the initial award and under the supplemental award, as well as the aggregate amounts that could be paid under both, expressed as a percentage of base salary.

Amounts payable in respect of the supplemental Restricted Stock Unit awards will count against the $1,000,000 limit on deductibility under Section 162(m), but not until the year in which the applicable restrictions lapse.

Average Compound Growth In Book Value Per Share	Value of Restricted Stock Units as % of Base Salary under the Initial Award	Value of Restricted Stock Units as % of Base Salary under the Supplemental Award	Aggregate Value of Restricted Stock Units as % of Base Salary
Under 11%	0%	0%	0%
11%	18.75%	31.25%	50%
12%	22.5%	37.5%	60%
13%	30%	40%	70%
14%	37.5%	42.5%	80%
15%	45%	45%	90%
16%	56.25%	43.75%	100%
17%	67.5%	57.5%	125%
18%	75%	75%	150%
19%	82.5%	92.5%	175%
20%	93.75%	106.25%	200%
21%	108.75%	*	**
22%	127.5%	*	**
23%	150%	*	**
24%	187.5%	*	**

*	Additional Units may be awarded at these performance levels in the discretion of the Committee.

**	Aggregate amounts payable at these levels would be the amount payable under the initial award plus any discretionary amount payable under the supplemental award.

Change in Salary Levels

Mr. Springman’s salary was increased from $450,000 to $475,000 annually; Mr. Gayner’s, from $450,000 to $475,000; and Mr. Whitt’s, from $315,000 to $395,000, all with effect from July 1, 2006.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

No.	Description

10.1	Form of Restricted Stock Unit 2006 Supplemental Award for Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: July 24, 2006	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Form of Restricted Stock Unit 2006 Supplemental Award for Executive Officers